KannaLife Sciences, Inc.

FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2018

KannaLife Sciences, Inc.

TABLE OF CONTENTS

Financial Statements (Unaudited)

Balance Sheets - as of June 30, 2018 and December 31, 2017	3
Statements of Operations - for the six months ended June 30, 2018 and 2017	4
Statements of Cash Flows - for the six months ended June 30, 2018 and 2017	5
Notes to Financial Statements	6

KANNALIFE SCIENCES, INC.
BALANCE SHEETS
AS OF JUNE 30, 2018 AND DECEMBER 31, 2017
(UNAUDITED)

	June 30, 2018	December 31, 2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$48,696	$4,326
Marketable security (available for sale)	4,158,333	-
Other receivables	400	400
Total Current Assets	4,207,429	4,726

Investment	-	256,359
Security deposits	17,121	15,000
Deferred tax asset	-	772,000
TOTAL ASSETS	$4,224,550	$1,048,085

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$184,076	$453,632
Notes payable	712,500	367,500
Payroll and related liabilities	243,809	239,924
Total Current Liabilities	1,140,385	1,061,056

LONG TERM LIABILITIES
Payroll and related liabilities - long term	-	2,812,810
Convertible notes payable - long term	-	185,000
Convertible notes payable, related party - long term	-	288,981
Total Long Term Liabilities	-	3,286,791

TOTAL LIABILITIES	1,140,385	4,347,847

STOCKHOLDERS' EQUITY (DEFICIENCY):
Series A preferred stock, par value $0.001, 20,000,000 authorized, 12,250,000 and 12,250,000 issued and outstanding, respectively	12,250	12,250
Common stock, par value $0.001, 180,000,000 authorized, 139,050,352 and 121,421,482 issued: and 138,760,352 and 121,131,482 outstanding, respectively	139,051	121,421
Additional paid-in capital	6,010,036	2,555,723
Treasury stock, at cost (290,000 shares of common stock)	(290)	(290)
Accumulated deficit	(3,076,882)	(5,988,866)
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	3,084,165	(3,299,762)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$4,224,550	$1,048,085

The accompanying notes are an integral part of these financial statements

KANNALIFE SCIENCES, INC.
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(UNAUDITED)

	June 30, 2018	June 30, 2017

NET REVENUES:
Grant Revenue	$66,864	$-
TOTAL NET REVENUES	66,864	-

OPERATING EXPENSES:
Research and development expenses	58,637	2,000
General and administrative expenses	187,435	609,738
TOTAL OPERATING EXPENSES	246,072	611,738

LOSS FROM OPERATIONS	(179,208)	(611,738)

OTHER (EXPENSE) INCOME:
Interest income (expense), net	(8,150)	(43,414)
Other (expense) income, net	31,183	1,044
Loss on conversion	(61,815)	-
Realized gain on investment	3,901,974	-
TOTAL OTHER (EXPENSE) INCOME	3,863,192	(42,370)

NET INCOME (LOSS) BEFORE INCOME TAX	3,683,984	(654,108)

Income tax expense (benefit)	772,000	-

NET INCOME (LOSS)	$2,911,984	$(654,108)

Income (Loss) per common share - basic	$0.02	$(0.01)
Income (Loss) per common share - diluted	$0.02	$(0.01)

Weighted average common shares outstanding - basic	138,758,161	121,421,482
Weighted average common shares outstanding - diluted	151,008,161	121,421,482

The accompanying notes are an integral part of these unaudited financial statements

KANNALIFE SCIENCES, INC.
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(UNAUDITED)

	June 30, 2018	June 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,911,984	$(654,108)
Adjustment to reconcile change in net income (loss) to net cash and cash equivalents used in operating activities:
Loss on issuance of stock for conversion of notes payable and accrued salaries	61,815	-
Realized gain on investment	(3,901,974)	-
Amortization of debt discount	-	9,379
Issuance of options for services	5,037	-
Deferred tax asset	772,000	-
Changes in operating assets and liabilities:
Security deposits	(2,121)	-
Accounts payable and accrued expenses	(151,257)	15,821
Payroll and related liabilities	3,885	492,694

NET CASH USED IN OPERATING ACTIVITIES	(300,630)	(136,214)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	345,000	90,000
Proceeds from convertible notes payable related party	-	20,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	345,000	110,000

Net increase (decrease) in cash	44,370	(26,214)

Cash and cash equivalents, beginning of period	4,326	33,014

Cash and cash equivalents, end of period	$48,696	$6,800

NON-CASH ACTIVITIES:
Issuance of common stock for conversion of notes payable and accrued interest	$592,280	$-
Issuance of common stock for conversion of accrued salaries	$2,812,810	$-

The accompanying notes are an integral part of these financial statements

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

KannaLife Sciences, Inc. (“KannaLife”, or the “Company”), is a Delaware corporation formed on August 11, 2010. KannaLife is a phytomedical/pharmaceutical company that specializes in the research and development of synthetic molecules and therapeutic products derived from botanical sources, including the cannabis taxa.

On July 25, 2018, Kannalife and certain stockholders of Kannalife (the “Kannalife Stockholders”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with TYG Solutions Corp., a Delaware corporation (“TYYG”) and became a subsidiary of TYYG. (See Note 9)

Unaudited Interim Financial Information

We have prepared the accompanying financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These financial statements are unaudited and, in our opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of our balance sheets, operating results, and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for 2018 due to seasonal and other factors. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted in accordance with the rules and regulations of the SEC. These financial statements should be read in conjunction with the audited financial statements and accompanying notes.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of the financial statements are as follows:

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. Although the Company has recognized some nominal amount of revenue since inception, the Company is still devoting substantially all of its efforts on establishing the business and, therefore, still qualifies as a development stage company. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements and accompanying notes in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates. Significant matters requiring the use of estimates and assumptions include, but are not necessarily limited to, establishing the fair value of marketable securities and periodically evaluating marketable securities for potential impairment, fair value of the Company’s stock, stock based compensation, and valuation allowance relating to the Company’s deferred tax assets. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made.

Cash and Cash Equivalents

Our cash and cash equivalents include short-term, highly liquid investments with original maturities of three months or less when purchased. At times throughout the year, the Company may maintain bank balances that could exceed Federal Deposit Insurance Corporation insured limits. The Company maintains its cash deposit accounts with high credit quality financial institutions, and therefore believes that its loss exposure is minimal.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, codified as ASC 606: Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Company adopted ASC 606 effective January 1, 2018 using modified retrospective basis and the cumulative effect was immaterial to the financial statements.

Revenue consists of research funding from the Company’s National Institute of Health (“NIH”) Grant. Grant revenue is recognized when qualifying costs are incurred and there is reasonable assurance that the conditions of the award have been met for collection. Proceeds received prior to the costs being incurred or the conditions of the award being met are recognized as deferred revenue until the services are performed and the conditions of the award are met.

Equity Investments

Effective January 1, 2018 with the adoption of ASU 2016-01, our accounting treatment for equity investments differs for those with and without readily determinable fair values. Equity investments with readily determinable fair values are recorded at fair value with changes in fair value recorded in “Unrealized Gain/Loss On Investments.” For equity investments without readily determinable fair values we have elected the “measurement alternative,” and therefore carry these investments at cost, less impairment (if any), plus or minus changes in observable prices. On a quarterly basis, we review our equity investments without readily determinable fair values for impairment. We consider a number of qualitative factors such as whether there is a significant deterioration in earnings performance, credit rating, asset quality, or business prospects of the investee in determining if impairment exists. If the investment is considered impaired, an impairment loss equal to the amount by which the carrying value exceeds its fair value is recorded through a charge to earnings. The impairment loss may be reversed in a subsequent period if there are observable transactions for the identical or similar investment of the same issuer at a higher amount than the carrying amount that was established when the impairment was recognized. Impairment as well as upward or downward adjustments resulting from observable price changes in orderly transactions for identical or similar investments are included in “Income - other.”

Realized gains or losses resulting from the sale of equity investments are calculated using the specific identification method and are included in “Other (expense) Income, net."

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes (“ASC 740”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Preferred Stock

The Company applies the guidance enumerated in FASB ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”), when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ equity. The Company’s preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within the Company’s sole control as of June 30, 2018 and December 31, 2017. Accordingly, all issuances of preferred stock are presented as a component of stockholders’ equity.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC Topic 815, Derivatives and Hedging Activities (“ASC 815”).

Applicable U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments) as follows. The Company records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Stock Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of FASB ASC 718, Compensation – Stock Compensation (“ASC 718”), prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on the estimated grant date fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505, Equity–based Payments to Non-Employees (“ASC 505”). Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Net Income (Loss) per Share

Basic net loss per share is calculated by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net income per share is calculated by dividing income for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares ("dilutive securities") that were outstanding during the period. Dilutive securities include stock options and warrants granted, convertible debt, and convertible preferred stock. In accordance with ASC 260, “Earnings Per Share”, the following table reconciles basic shares outstanding to fully diluted shares outstanding.

June 30, 2018
Weighted average number of common shares outstanding - Basic	138,758,161
Potentially dilutive common stock equivalents	12,250,000
Weighted average number of common and equivalent shares outstanding-Diluted	151,008,161

Common stock equivalents are included in the diluted income per share calculation only when option exercise prices are lower than the average market price of the common shares for the period presented.

The weighted average number of common stock equivalents not included in diluted income per share, because the effects are anti-dilutive, was 12,494,746 for June 30, 2017.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

Research and Development

In accordance with FASB ASC 730, Research and Development (“ASC 730”) research and development (“R&D”) costs are expensed when incurred. R&D costs include supplies, clinical trial and related clinical manufacturing costs, contract and other outside service and facilities and overhead costs. Total R&D costs for the six months ended June 30, 2018 and 2017 were $58,637 and $2,000 respectively.

Recently Issued Authoritative Guidance

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“Topic 606”), which is a new comprehensive revenue recognition model that will supersede all existing revenue recognition guidance under U.S. GAAP. The standard requires a company to recognize revenue when it transfers goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. This standard is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted for interim and annual periods beginning after December 15, 2016. Entities will have the option of using either a full retrospective approach or a modified approach to adopt the guidance in the ASU. We adopted this ASU in Q1 2018 with no material impact to our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), requiring lessees to recognize for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (2) a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The update is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company currently anticipates that upon adoption of the new standard, ROU assets and lease liabilities will be recognized in amounts that will be immaterial to the balance sheets.

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying financial statements, the Company has had a net loss from operations of $179,208 and $611,738 for the six months ended June 30, 2018 and 2017, respectively. The net cash used in operations were $300,630 and $136,214 for the six months ended June 30, 2018 and 2017, respectively. Additionally, the Company had an accumulated deficit of $3,076,882 at June 30, 2018, and has not yet established an adequate ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. These factors raise substantial doubt regarding the Company to continue as a going concern.

Management plans to raise additional capital through potential debt financing transactions and sale of common shares until such time that its products are ready for commercialization. However, management cannot provide assurance that the Company will ultimately achieve profitable operations, become cash flow positive, or raise additional debt and/or equity capital.

The Company’s history of recurring losses, and uncertainties as to whether its operations will become profitable and generate operating cash flows raise substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

NOTE 4 – FAIR VALUE MEASUREMENTS

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to measure and disclosure the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s financial statements for cash, accounts payable and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

The following tables presents assets that are measured and recognized at fair value as of June 30, 2018, on a recurring basis:

	June 30, 2018
	Level 1	Level 2	Level 3	Total Carrying Value
Marketable securities – Medical Marijuana, Inc.	$4,158,333	-	-	$4,158,333

NOTE 5 – ACCRUED PAYROLL AND PAYROLL TAXES

Accrued payroll and payroll taxes at June 30, 2018 and December 31, 2017 consisted of the following:

	2018	2017
Payroll	$3,159	$2,812,810
Payroll taxes	240,650	239,924
Totals	$243,809	$3,052,734

As of June 30, 2018 and December 31, 2017, the Company has accrued payroll taxes in connection salaries paid and accrued to four officers of the Company.

See Note 12 for discussion of accrued payroll converted into common stock.

In connection with the TYYG term sheet discussed in Note 9, the Company's four officers ceased accruing salaries until the closing of the transactions which happened in July 2018. Thus, no payroll was accrued for these officers during the six months ended June 30, 2018. Subsequent to closing, the officers have begun accruing salaries.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

NOTE 6 – NOTES PAYABLE

During the year ended December 31, 2017, the Company borrowed $367,500 and issued a promissory note with a maturity date of October 18, 2017. This note was later amended to extend the maturity to April 18, 2019. The loan incurs 3% interest per annum. Accrued interest related to this note is $3,565 as of December 31, 2017.

During the six months ended June 30, 2018, the Company borrowed an additional $345,000 and issued a promissory note with a maturity date of April 18, 2019. The loan incurs 3% interest per annum. Accrued interest related to this note is $11,715 as of June 30, 2018.

Total interest expense on notes payable, amounted to $8,150 and $476 for the six months ended June 30, 2018 and 2017, respectively.

Subsequent to June 30, 2018, additional borrowings were $363,000. In addition, the note holder is a significant shareholder of TYG Solutions Inc., see Note 9.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On May 15, 2015, the Company borrowed $35,000 and issued a convertible promissory note with a maturity date of April 30, 2016. The loan incurs 10% interest per annum. This note is convertible to the Company’s common stock at a price of $1.00 per share. In addition, the Company issued 17,500 warrants to purchase common stock with an exercise price of $1.50 per share and a term of two years. These warrants were valued at $7,525 and were recorded as a debt discount to be amortized over the term. Accrued interest related to this note is $0 and $9,196 as of June 30, 2018 and December 31, 2017, respectively.

On August 13, 2015, the Company borrowed $50,000 and issued a convertible promissory note with a maturity date of August 12, 2016. The loan incurs 10% interest per annum and increasing to 17% per annum in the event of a default. This note is convertible to the Company’s common stock at a price of $1.00 per share. In addition, the Company issued 25,000 warrants to purchase common stock with an exercise price of $1.50 per share and a term of two years. These warrants were valued at $10,751 and were recorded as a debt discount to be amortized over the term. Accrued interest related to this note is $0 and $16,659 as of June 30, 2018 and December 31, 2017, respectively.

On November 25, 2015, the Company borrowed $100,000 and issued a convertible promissory note with a maturity date of November 24, 2016. The loan incurs 10% interest per annum and increasing to 14% per annum in the event of a default. This note is convertible to the Company’s common stock at a price of $1.00 per share. In addition, the Company issued 50,000 warrants to purchase common stock with an exercise price of $1.50 per share and a term of two years. These warrants were valued at $21,500 and were recorded as a debt discount to be amortized over the term. Accrued interest related to this note is $0 and $25,249 as of June 30, 2018 and December 31, 2017, respectively.

Total interest expense on convertible notes payable, inclusive of amortization of debt discount of $0 and $9,378, amounted to $0 and $25,538 for the six months ended June 30, 2018 and 2017, respectively.

On January 3, 2018, the Company issued 1,409,524 shares of common stock for the conversion of $236,104 convertible notes payable and related accrued interest. The Company recorded a loss of $3,515 on conversion based upon the difference between the fair market value of the Company's common stock and the liabilities relieved.

NOTE 8 – CONVERTIBLE NOTES PAYABLE RELATED PARTY

On December 27, 2014, the Company borrowed $150,000 from General Hemp and issued a convertible promissory note with a maturity date of December 31, 2015. The loan incurs 10% interest per annum and increasing to 17% per annum in the event of a default. This note is convertible to the Company’s common stock at a price of $1.00 per share. Accrued interest related to this note is $0 and $67,195 as of June 30, 2018 and December 31, 2017, respectively.

During the year ended December 31, 2015, the Company borrowed $120,000 from the Chief Executive Officer and issued convertible promissory notes that are due on demand. The loans incur 10% interest per annum. These notes are convertible to the Company’s common stock at a price of $1.00 per share.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

NOTE 8 – CONVERTIBLE NOTES PAYABLE RELATED PARTY (CONTINUED)

On November 20, 2015, the Company borrowed $5,000 from the Chief Executive Officer and issued a convertible promissory note that is due on demand. The loan incurs 10% interest per annum. This note is convertible to the Company’s common stock at a price of $0.40 per share.

During the year ended December 31, 2016, the Company borrowed $15,000 from the Chief Executive Officer and issued convertible promissory notes that are due on demand. The loans incur 10% interest per annum. These notes are convertible to the Company’s common stock at a price of $0.40 per share.

During the year ended December 31, 2016, the Company borrowed $10,000 from the Chief Executive Officer and issued convertible promissory notes with a maturity date of December 31, 2016. The loans incur 10% interest per annum and increasing to 17% per annum in the event of a default. These notes are convertible to the Company’s common stock at a price of $0.40 per share.

During the year ended December 31, 2016, the Company repaid $7,191 of principal and $21,252 of accrued interest towards the outstanding notes payable.

During the year ended December 31, 2017, the Company borrowed $20,000 from the Chief Executive Officer and issued convertible promissory notes with a maturity date of December 31, 2017. The loans incur 10% interest per annum and increasing to 17% per annum in the event of a default. These notes are convertible to the Company’s common stock at a price of $0.40 per share.

During the year ended December 31, 2017, the Company repaid $23,828 of principal and $16,522 of accrued interest towards the outstanding notes payable.

On January 3, 2018, the Company converted these notes into 2,438,095 shares of common stock valued at $414,476. The difference of the $58,300 balance of the notes and the fair value of the shares issued was recorded as a loss on conversion of debt.

As of June 30, 2018 and December 31, 2017, there was no unpaid accrued interest. Total interest expense on these convertible notes payable amounted to $0 and $8,021 for the six months ended June 30, 2018 and 2017, respectively.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time the Company may get involved in legal proceedings arising in the ordinary course of business. The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on its results of operations or financial condition.

Occupancy Leases

On April 1, 2014, the Company entered into a one year lease arrangement for office space, with the option to renew the lease annually. The monthly rent payment is $5,000 and a security deposit of $15,000.

On September 15, 2015, the Company entered into a one year lease arrangement for office space. The Company has amended this lease to extend the term through September 30, 2018. The monthly rent payment is $229 and a security deposit of $183.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

NOTE 9 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Royalty Agreements

On June 12, 2012, the Company entered into a Patent License Agreement with agencies of the United States Public Health Services within the Department of Health and Human Services (“PHS”). Under the License Agreement, PHS granted the Company an exclusive right to use and develop certain patents relating to Cannabinoids as Antioxidants and Neuroprotectants. In exchange for the License, the Company has agreed to the following payments:

•a $30,000 license issue royalty within 90 days of the execution of the agreement

•a minimum annual royalty in the amount of $10,000

•3% royalty on net sales from any sales of licensed products or practice of licensed processes

•milestone payment of $40,000 upon initiation of first Phase I clinical trial

•milestone payment of $100,000 upon initiation of first Phase II clinical trial

•milestone payment of $250,000 upon completion of first Phase III clinical trial

•milestone payment of $500,000 upon first marketing approval by FDA

•a sublicensing royalty of 12% on the fair market value of any consideration received for granting each sublicense

On December 31, 2014, the Company executed five exclusive pharmaceutical license agreements with the Company’s CEO, the Company’s CMO, three advisory board members of the Company, and an unrelated third party. These agreements provide the Company the worldwide exclusive rights to certain drug technologies and methods (and systems) for collection, processing and use of data for the dispensing of phyto-medical and botanically derived materials for consumption. The license agreements grant to the Company from the inventors the rights to develop, market, make, use, and sell certain drug formulations, which are applied to humans through the use of certain drug technology. In return for these exclusive rights from the inventors, the Company has agreed to compensate the inventors under the agreements with royalties ranging from 1.5% to 2.5% on all net sales by the Company of licensed products covered by a valid claim of a patent or patent application of the inventor patent rights. Additionally, the Company retains the rights to sublicense the drug formulations, and upon such sublicense shall pay the inventors from 1.5% up to 5% of all royalties and sublicense fees paid to the Company on account of sublicenses under the inventor patent rights and inventor technology rights, less all appropriate expenses associated with such sublicenses incurred by the Company. However, if the inventor supplies licensed products to sublicensees of the Company pursuant to such sublicenses, the inventor shall supply such licensed products at its cost.

Term Sheet

On December 15, 2017, the Company entered into a binding term sheet with TYG Solutions Corp. (“TYYG”), for the anticipation of a share exchange to occur in July 2018. Under this agreement the Company will become a subsidiary of TYYG and TYYG will issues shares to the shareholders of the Company.

On July 25, 2018, Kannalife and certain stockholders of Kannalife (the “Kannalife Stockholders”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with TYG Solutions Corp., a Delaware corporation (“TYYG”). Pursuant to the terms of the Share Exchange Agreement, TYYG acquired approximately 99.7% of the issued and outstanding shares of Kannalife by means of a share exchange with the Kannalife Stockholders in exchange for 60,324,141 newly issued shares of the common stock of TYYG, resulting in a 86% ownership (the “Share Exchange”). As a result of the Share Exchange, Kannalife became a 99.7% owned subsidiary of TYYG, which on a going forward basis will result in financial reporting by TYYG to include the results of Kannalife and will be accounted for as a reverse acquisition.

NOTE 10 – RELATED PARTY TRANSACTIONS

The Company’s Chief Executive Officer shares the use of the leased office space for personal living quarters. The CEO reimburses the Company for 50% of the monthly rent, or $2,500 per month.

See Note 8 for additional related party transactions.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

NOTE 11 – MARKETABLE SECURITY

On June 1, 2018, the Company received 41,583,333 shares of Medical Marijuana, Inc. (“MJNA”) common stock pursuant to a settlement agreement. In 2014, the Company entered into a revenue sharing agreement with Kannaway LLC, whereas, among the considerations and obligations the parties agreed to a share exchange, whereby the Company issued 6,408,980 shares of its common stock in exchange of 4.99% ownership of Kannaway. General Hemp, Inc., a significant shareholder of the Company, owned the remaining ownership of Kannaway LLC. Subsequently, Kannaway was sold, by its parent company, to MJNA for 833,333,333 shares of MJNA common stock. The settlement agreement called for the release of all obligations in exchange for the issuance of 41,583,333 shares of common stock in MJNA to the Company.

The investment in MJNA has been recorded as an investment in non-consolidated entities and is revalued every quarter with fluctuations in fair value recorded to earnings. The fair value of the investment is based on the closing price of the shares reported on the principal stock exchange on which they are traded. At June 30, 2018 the Company held 41,583,330 shares of MJNA which traded at a closing price of $0.10, or value of $4,158,333. For the six months ended June 30, 2018, the Company recorded a realized gain of $3,901,974 related to the investment in MJNA. The gain was netted against the Company's cost basis investment in Kannaway LLC.

NOTE 12 – STOCKHOLDERS’ DEFICIENCY

Series A Preferred Stock

As of December 31, 2017 the Company had a total of 20,000,000 shares of Series A Preferred Stock, $0.001 par value authorized for issuance. Each share of Series A Preferred Stock is convertible into one share of common stock without any additional consideration by the holder, at any time after the date of issuance. The holders of shares of Series A Preferred Stock are entitled to receive dividends, if and when declared by the Board of Directors, at the rate of 8% per annum of the original price of Series A Preferred Stock. In the event of the liquidation the holders of the Series A Preferred Stock are entitled to receive an amount equal to the original Series A price for each share of Series A then held by such holder. Each holder of shares of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares of Series A could be converted on the record date for the vote or written consent of the stockholders. The Series A Preferred Stock is nonredeemable.

As of June 30, 2018 and December 31, 2017, there were 12,250,000 shares of Series A Preferred Stock issued and outstanding, respectively.

Common Stock

As of June 30, 2018 and December 31, 2017, there were 139,050,352 and 121,421,482 shares of common stock issued and 138,760,352 and 121,133,000 outstanding, respectively.

On January 3, 2018, the Company issued 13,781,251 shares of common stock to four officers, valued at $2,342,813, for the conversion of accrued salaries. The difference of $469,997 between the balance of accrued salaries and the fair value of the shares issued was recorded as a capital contribution recorded within additional paid-in capital. The transaction was viewed as being on behalf of the Company in connection with the pending TYYG transaction.

See Note 7 and 8 for discussion of the conversion of notes payable and accrued interest into commons stock.

The Company determined fair value of its shares of common and preferred stock based on the price at which the Company was selling its shares of common and preferred stock to third party investors.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

NOTE 12 – STOCKHOLDERS’ DEFICIENCY (CONTINUED)

Stock Options

On September 1, 2017, the Company entered into an agreement for consulting services. As compensation the Company issued a stock options to purchase 100,000 shares of common stock at a price of $2.00 per share and are exercisable for five years. The stock option vests in equal monthly installments of 24 months. These options were valued at $20,154 using a Black-Scholes Options Pricing Model. For the six months ended June 30, 2018, the Company recorded $5,038 as stock based compensation in the statement of operations.

The fair value of the options is estimated using a Black-Scholes Options Pricing Model with the following assumptions:

Market value of common stock on issuance date	$0.40
Exercise price	$2.00
Expected volatility	100%
Expected term (in years)	5
Risk-free interest rate	1.73%
Expected dividend yields	-

Warrants

The following is a summary of outstanding and exercisable warrants:

	Number of Shares	Weighted Average Exercise Price	Year of Expiration

Balance at December 31, 2016	92,500	1.5	2017
Issued	-	-	-
Expired	(92,500)	1.5	2017

Balance at December 31, 2017	-	-	-
Issued	-	-	-
Expired	-	-	-
Balance at June 30, 2018	-	-	-

The Company did not issue any warrants for the six months ended June 30, 2018 and 2017.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

NOTE 13 – INCOME TAXES

We file income tax returns in the United States federal jurisdiction and in various state and local jurisdictions. In the normal course of business, we are subject to examination by taxing authorities. The tax years ending 2014 through 2017 remain subject to examination for federal tax purposes and remain subject to examination in significant state tax jurisdictions.

As of June 30, 2018 and December 31, 2017, the Company had federal and state net operating loss carry forwards of $0 and $3,425,000, respectively that may be offset against future taxable income which will begin to expire in 2032 through 2038.

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the period ended June 30, 2018 and the year ended December 31, 2017 is as follows:

	For the period ended June 30, 2018	For the year ended December 31, 2017

Income (loss) before income taxes	$3,683,984	$(1,293,255)

Income tax expense (benefit) at statutory rates	773,600	(439,700)
State income taxes, net of federal benefit	206,600	(60,500)
Permanent Differences	1,300	3,300
Change in Federal Rates	-	788,100
Change in Valuation Allowance	(209,500)	58,800
Income tax expense (benefit)	$772,000	$350,000

The change in the Company's net decrease in the valuation allowance was caused by reduced statutory corporate tax rates of the Tax Act and the recognition for tax purposes the stock conversion of accrued salaries recognized for tax purposes.

Deferred income taxes reflect the net tax effects of: (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes; and (b) operating loss and tax credit carry-forwards. We record net deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. Significant components of deferred tax assets June 30, 2018 and December 31, 2017 were as follows:

	For the period ended June 30, 2018	For the year ended December 31, 2017

Deferred Tax Assets:
Federal net operating loss carryforwards	$(15,700)	$719,400
Capital Losses over Capital Gains	(16,700)	(16,700)
Non-cash interest	3,100	53,200
Non-cash accrued compensation	788,200	788,200
State taxes	(4,200)	192,100
Net deferred tax assets before valuation allowance	754,700	1,736,200
Valuation Allowance	(754,700)	(964,200)
Net Deferred Tax Assets	$-	$772,000

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

UNAUDITED

NOTE 13 – INCOME TAXES (CONTINUED)

Reconciliation of the statutory federal income tax to the Company's effective tax:

	June 30, 2018	December 31, 2017

Statutory federal tax rate	21.00%	34.00%
State taxes, net of federal benefit	5.61%	4.68%
Change in Federal Rates	0.00%	(60.94)%
Valuation allowance	(5.69)%	(4.55)%
Other, net	0.04%	(0.26)%

Provision for income taxes	20.96%	(27.06)%

Utilization of the net operating losses (NOL) carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code (IRC) of 1986, as amended (the Code), as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders. At the time of closing the books, the Company had not yet completed a study to determine the extent of the limitation.

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these financial statements were issued.

On July 1, 2018, the Company entered into a one year lease arrangement for office space. The monthly rent payment is $2,121 and a security deposit of $2,121.

In July 2018, the Company issued 12,250,000 shares of common stock for the conversion of 12,250,000 shares of Series A preferred stock.

See Notes 6 and 9 for additional subsequent events.